Exhibit 99.1

VIAVID

communications simplified.

Kandi Technologies Group, Inc.

Full Year 2017 Financial Results Conference Call

March 16, 2018

C O R P O R A T E P A R T I C I P A N T S

Kewa Luo, Manager, Investor Relations

Hu Xiaoming, Chairman, President and Chief Executive Officer

Zhu Feng, President, Kandi Electric Vehicles Group Co., Ltd.

Mei Bing, Chief Financial Officer

C O N F E R E N C E C A L L P A R T I C I P A N T S

Karl Scherer, Rang Ring Consulting Institute

Arthur Porcari, Corporate Strategies Incorporated

Ted Schwartz, Private Investor

Steve Miller, Private Investor

Harold Gaboury, CIP Realty

Mike Pfeffer, Oppenheimer & Co. Inc.

Mark Kahnau, Swiss Liquid Future AG

Frank Blatterman, Private Investor

P R E S E N T A T I O N

Operator:

Greetings and welcome to Kandi Technologies’ Full Year 2017 Financial Results Call. At this time, all participants are in a listen-only-mode. A question-and-answer session will follow the formal presentation. If anyone should require operator assistance during the conference, please press star, zero on your telephone keypad. As a reminder, this conference is being recorded.

I would now like to turn the conference over to Kewa Luo. Thank you. You may begin.

Kewa Luo:

Thank you, Sherry. Hello, everyone, and welcome to Kandi Technologies Group, Inc. Full Year 2017 Earnings Conference Call. The Company distributed its earnings press release earlier today and you can find a copy on Kandi’s website at www.kandivehicle.com.

ViaVid has made considerable efforts to provide an accurate transcription, there may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

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With us today are Kandi’s Founder, Chairman and Chief Executive Officer, Mr. Hu Xiaoming; and Chief Financial Officer, Mr. Bing Mei; and the President of Kandi Electric Vehicles Group, the JV Company, Mr. Zhu Feng. Mr. Hu and Mr. Mei will deliver prepared remarks followed by a question-and-answer session.

Before we get started, I’m going to review the Safe Harbor statement regarding today’s conference call. Please note that the discussion today will contain forward-looking statements made under the Safe Harbor provisions of the U.S. Private Security Litigation Reform Act of 1995. Forward-looking statements involve inherent risks and uncertainties. As such, the Company’s results may differ materially from the views expressed today. Further information regarding these and other risks and uncertainties are included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and in other documents filed with the U.S. Securities and Exchange Commission. Kandi does not assume any obligation to update any forward-looking statements except as required under applicable law. As a reminder, this conference call is being recorded. In addition, an audio webcast of this conference will be available on Kandi’s investor relations website.

I will now turn the call over to Kandi’s Founder, Chairman and CEO, Mr. Hu Xiaoming.

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

Greetings, everyone. Thank you for joining our full year 2017 earnings conference call. Today, we have our new Director, the President of Kandi Electric Vehicles Group, The JV Company, Mr. Zhu Feng, also joined the meeting. Now let him say hello to everyone.

Zhu Feng:

(Chinese spoken)

Kewa Luo:

Hi, everyone. I’m Zhu Feng, the new Director of Kandi Technologies and the President of Kandi Electric Vehicles Group. It’s my honor to be the new Director of Kandi, and I’m very glad to join today’s call to discuss and listen to investors’ opinion and suggestion. I believe your input will provide great help on the development of Kandi Electric Vehicles Group. Thank you.

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

Thank you, Mr. Zhu. 2017 was still a challenging year for Kandi. Our business had been heavily impacted from the confusion surrounding the reusable battery exchange model. However, Kandi has been working diligently to overcome the difficult time and resolve the issues. We are confident to successfully execute our long-term business model in the renewable energy industry that is full of opportunities in the future, and hoping to be back in the major leagues among EV industry players soon.

Hu Xiaoming:

(Chinese spoken)

ViaVid has made considerable efforts to provide an accurate transcription, there may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

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Kewa Luo:

Although, the EV unit sales in 2017 did not meet expectations, the Company has had modest progress in the product research and development. To name a few, the pure electric SUV model K26 has been upgraded to be EX3, which will be exhibited at the upcoming launch event in March 26, where there will be more than 100 distributors and over 10 media representatives attending.

Furthermore, Hainan facility’s model K23, production will commence in March 28. We believe these new products will strengthen our Company’s competitiveness as well as grow our market share. In my personal view, the loss in 2017 was temporary and strategic. What we have done in the past year will lay a strong foundation to prepare for the future development.

Being the frontrunner in the pure EV industry, we are not only the pure EV product manufacturer, but also an advocate of urban car-share with significant influence in the development of China’s urban travel ecosphere. Whether it is the business model or the market share, Kandi is packed with solid fundamentals excelling its peers. The Management Team is confident in our future growth.

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

Now I would like to turn the call to our Chief Financial Officer, Mr. Mei Bing, to give you more details on our financial highlights. After that, we will take the questions. Thank you.

Mei Bing:

Thank you Mr. Hu, and hello to everyone on the call. Now I would like to provide a brief overview of our financial results for the full year 2017. Please note that all numbers I will discuss today are in US dollars unless otherwise noted.

First, let me walk you through the full year financial results.

Total net revenues in 2017 were $102.8 million, a decrease of $26.7 million or 20.6% from $129.5 million in 2016. The decrease in revenues was mainly due to the weak EV parts demand in the first half of 2017 from the JV Company. During the second half of 2017, we gradually resumed normal production and turned losses in the first half year to profits generated in the second half year.

EV parts sales were approximately $97.4 million in 2017, or 94.7% of our total net revenues, a decrease of $22.7 million or 18.9% compared with 2016.

Our cost of goods sold in 2017was $88.5 million, a decrease of $23.3 million or 20.9% from $111.8 million in 2016. The decrease was primarily due to the corresponding decrease in sales resulting from weak demand for our EV parts by the JV Company.

Gross profit in 2017 was $14.3 million, a decrease of $3.4 million or 19.1% from $17.7 million in 2016.

Gross margin in 2017 increased to 14.0% from 13.7% in 2016. The moderate increase of gross margin was due to increased gross margin of off-road vehicles sales in the year 2017.

Total operating expenses in 2017 were $40.4 million, a decrease of $8.3 million from $48.7 million during last year. Total operating expenses included $27.6 million in R&D expenses, compared with $26.5 million in 2016.

Net loss in 2017 was $28.3 million compared with net loss of $6.5 million in 2016.

ViaVid has made considerable efforts to provide an accurate transcription, there may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

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The increase in net loss was primarily due to decreased revenue and gross profits, R&D expenses of $27.6 million to develop a new EV model, and the increased JV Company’s net losses.

Non-GAAP net loss in 2017was $23.2 million, a decrease from net income of $4.6 million in 2016. The decrease in net income (non-GAAP) was primarily due to the decrease of revenue and gross profits, and JV Company’s net losses.

Let me touch on the JV’s financials now:

For the full year 2017, the JV Company’s net sales were $192.7 million, gross profit was $3.6 million, and net loss was $22.7 million.

Gross margin in 2017 was 1.9% compared with 10.8% in 2016. The margin decrease in 2017 was mainly due to the decrease in EV selling prices on average.

During 2017, the JV Company sold a total of 11,437 units of EV products as compared to a total of 10,148 units sold in 2016, an increase of 1,289 units or 12.7%, of which the JV Company sold 7,416 units of Model K12, 3,939 units of Model K17 and 82 units of other models in 2017.

We accounted for our investments in the JV Company under the equity method of accounting as we have a 50% ownership interest in the JV Company. As a result, we recorded 50% of the JV Company’s loss for $11.3 million for the full year 2017. After eliminating intra-entity profits and losses, our share of the after tax profit of the JV Company was $11.6 million for the full year 2017.

Next, I will review the Company’s cash flow:

In 2017, cash used in operating activities was $3.2 million, as compared to $49.5million in 2016. The major operating activities that provided cash for 2017 were an increase in accounts payable of $66.8 million net of assignment of notes receivable from JV Company and related parties to suppliers to settle accounts payable of $44.8 million and settlement of accounts payable with notes payable of $31.5 million offset by an increase in accounts payable of $3.8 million to purchase construction in progress and a decrease in advances to supplier and prepayments and prepaid expenses of $23.1 million. The major operating activity that used cash for 2017 was a net loss of $28.3 million, and an increase in receivables from the JV Company of $53.6 million net of settlement of due from JV Company and related parties with notes receivable of $53.6 million.

Cash provided by investing activities for 2017 was $2.7 million, as compared to cash provided by investing activities of $1.0 million for 2016. Cash provided by investing activities for 2017 was primarily the result of withdraw of short-term investment of $4.6 million. Cash used for investing activities for 2017 was primarily the result of purchase of construction in progress of $0.7 million and purchase of property, plant and equipment of $0.8 million.

Cash used in financing activities for 2017 was $7.3 million, as compared to cash provided by financing activities of $44.8 million for 2016. Cash provided by financing activities for 2017 was primarily the result of proceeds from short-term loans of $32.3 million and proceeds from notes payable of $22.3 million. Cash used in financing activities for 2017 was primarily the result of repayments of short-term loans of $35.7 million and repayment of notes payable of $28.7 million.

That’s it from me, Kewa.

ViaVid has made considerable efforts to provide an accurate transcription, there may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

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Kewa Luo:

Thank you, Mr. Mei. Operator, we’re now ready for questions.

Operator:

Thank you. At this time, we’ll be conducting a question-and-answer session. If you would like to ask a question, please press star, one on your telephone keypad. A confirmation tone will indicate your line is in the question queue. You may press star, two if you'd like to remove your question from the queue. For participant using speaker equipment, it may be necessary to pick up your handset before pressing the star keys.

Our first question is from Karl Scherer of Rang Ring Consulting. Please proceed.

Karl Scherer:

Yes, hello. Hello, can you hear me?

Kewa Luo:

Hello, yes.

Karl Scherer:

Yes, can you hear me?

Kewa Luo:

Yes, I can hear you. Go ahead.

Karl Scherer:

Good. Considering Kandi had no production for the first seven months of 2017, but still came in this—just over 11,000 EVs for the last five months, why did the Company ignore its past two years of precedence and not give shareholders any early January PR expressing this relatively strong pick up to the year-end? And additionally, will you start giving monthly numbers sometime this year, or will shareholders have to wait for another year before institutions and analysts that do require monthly reporting start paying attention to the stock?

Kewa Luo:

(Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

(Chinese spoken)

This question has been discussed for many times. But once again, one-month sales figure does not represent the Company’s operational and future development. Additionally, the JV Company’s sales have its own special characteristic. It changes due to its seasonality. In some months, it can be more. In some months, it can be less. Reading into the monthly sales figures can be misleading. Therefore, we don’t think it’s necessary to disclose each month’s EV sales figure.

ViaVid has made considerable efforts to provide an accurate transcription, there may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

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Karl Scherer:

But given the fact that we’re already close to the end of the first quarter, do you have any indications about how sales are progressing in 2018? And does the Company have any guidance for sales for 2018?

Kewa Luo:

(Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

This year, our JV Company has a goal of achieving 20,000 EVs.

Karl Scherer:

Thank you. I wish you well with all your high intentions, and I’m impressed by the positive outlook. I would have one more question. You mentioned the losses were strategic in nature. How do I have to understand this?

Kewa Luo:

(Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

That’s because the R&D expenses for the K23 occurred. So if you don’t include that last year actually it was pretty good, and the sales of these cars in this year is going to be picked up. So we think that the temporary loss strategically prepares for this year’s sales.

Karl Scherer:

Excellent. All the best for a successful 2018.

Kewa Luo:

Thank you.

Karl Scherer:

Thank you.

Operator:

Our next question is from Arthur Porcari with Corporate Strategies. Please proceed.

ViaVid has made considerable efforts to provide an accurate transcription, there may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

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Arthur Porcari:

Hello Mr. Hu and all. I got on the phone a little bit late just when they were mentioning who else was on the phone, Kewa, can you tell me who else is—Management is in attendance, a Director?

Kewa Luo:

It’s our new Director, Mr. Zhu Feng. He is the President of Kandi Electric Vehicles Group, the JV Company.

Arthur Porcari:

Okay. Thank you very much. Well, actually I had a little bit of background, it actually included him in it and that’s why I’m (inaudible). So I’m going to still give a little background and then I have a couple of follow-up questions that I may have to modify a little bit here.

Our 50% JV partner Li Shufu, not the public company Geely Holdings, Li Shufu, I mean through Geely Auto, but Li Shufu Geely Holdings, one of China’s top five or 10 wealthiest men (inaudible) U.S. financial media lately with his personal investment up to $9 billion stock acquisition for almost 10% of Daimler-Benz and $4 billion a few weeks before that for Volvo trucking shares. He already owns 100% of Volvo Auto, as most of us know.

U.S. financial media has him covered probably second only to Jack Ma lately in the United States, even though he personally paid more than twice as much for Kandi’s JV stake back in 2013, then the total cash he paid for London Black Cab, Lotus and Proton, Indonesia’s largest automaker together. Kandi has never mentioned any of Li Shufu’s U.S. articles. And now I guess, Fen Zhu is, I guess, a representative that came by way of Geely’s and his background shows him as being involved with Geely’s since the very early 2000s. But I’m going to say that to Mr. Hu, that portion. I have a couple more background pieces before I hit the actual question.

Kewa Luo:

Okay. (Chinese spoken)

Go ahead.

Arthur Porcari:

Okay. Considering that Kandi through its 50% JV ownership, which I assume the (inaudible) would soon go public from past announcement through some form or fashion, and 43% at Geely Auto, the only U.S. traded currently public company, that Li Shufu can’t have any influence, although one would think speculators would start paying attention, as well as investment bankers. I’m curious as to whether the Company or the JV, and maybe as President of the JV, Feng Zhu, can add to this, has had any contacts by any investment bankers. And if, in fact, when that happens—well I’ll just stop it right there. Has the Company been contacted by any large investment bankers about going public?

Kewa Luo:

Okay. (Chinese spoken)

ViaVid has made considerable efforts to provide an accurate transcription, there may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

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Arthur Porcari:

I thought I had a question in there, but I’ll just carry on. I guess you’re waiting for me to come back. Okay, when Feng Zhu was added to the Board of Directors just as recently as this past December, there was no press release or anything. Considering his long-term relationship with Li Shufu and Geely, it was kind of surprising that those of us who didn’t take the time to read the proxy because that’s the only place it became obvious as to why he would join Kandi’s Board of Directors and why the Company didn’t put out a press release at that time. Someone of his stature obviously is very high in the EV industry and the fact that Li Shufu would take one of his protégés and bring them on the Board of Kandi was a bit surprising. But also to try to put this all into one question here now. He is not the only Director that was kind of sneaked (phon) down the Board last year. We also had Yi Lin came on earlier in the year and he was the former Chairman of—Founding Chairman of the Board of Directors of Beijing Auto New Energy division, which as of this past year was the largest new energy company in China. It’s interesting that a company that strategically just announced that the numbers have been right and bringing on two such illustrious pioneers in the industry, in the EV industry. With the high profile of these two EV pioneers, that any EV company would love to have as Director, maybe Fen could say a few words here and tell us why he decided to join Kandi’s Board of Directors, and Mr. Hu maybe answer why this seemed to have been done so quietly?

Kewa Luo:

Okay. That’s a very long question. I will just summarize, okay?

(Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

Okay, to answer your first question from Mr. Hu, I believe the information about the new Directors are properly disclosed in SEC filings. And I don’t think it’s very necessary to make a separate announcement, However, I guess, to be honest, I don’t have the experience. I didn’t expect the separate announcement will make the positive impact on the market. So thank you for your suggestion. In the future, we will make announcements for this type of news.

Arthur Porcari:

Okay.

Feng Zhu:

(Chinese spoken)

Kewa Luo:

I have very high confidence in the renewable energy industry and also very confident in Kandi. That’s the major motivation for me to be part of Kandi’s Board.

Arthur Porcari:

So that was from Feng Zhu himself?

Kewa Luo:

Yes, yes, the second question was answered by him.

Arthur Porcari:

Right. Well, I just think that maybe (inaudible) basically people of this caliber are not like rest and leave a sinking ship. I’m sure people right now look at the strategic move Mr. Hu made last year on the numbers and then must wonder why as recently as December which I’m sure Fen Zhu knew what the numbers are going to look like at that point in time still elected to raise the profile, Kandi’s profile by joining the Board and he didn’t do that without the approval of Li Shufu. But with that said, we look forward to a better year and I’m sure there’s some very good questions yet to be asked. Thank you.

ViaVid has made considerable efforts to provide an accurate transcription, there may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

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Kewa Luo:

Thank you.

(Chinese spoken)

Hu Xiaoming:

(Chinese spoken)Thank you.

Operator:

Our next question is from Ted Schwartz, Private Investor. Please proceed.

Ted Schwartz::

Yes, I wonder what—has there been change in the status of the subsidies which are owed since 2015, and how much is still owed?

Kewa Luo:

(Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

I think approximately so far the government has about over RMB 800 million to pay the JV Company. But we would hope that the subsidy payments are going to start paying and be delivered before June.

Ted Schwartz::

Before June, is that what you said?

Kewa Luo:

Yes, before June.

Ted Schwartz::

Okay.

Hu Xiaoming:

(Chinese spoken)

ViaVid has made considerable efforts to provide an accurate transcription, there may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

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Kewa Luo:

Okay. Mr. Hu just emphasized that starting to pay in June, so it’s not like everything will be paid in one installment. it’s going to be gradually. He believes that we, at least, should be getting the remaining subsidy payments for 2015 by June.

Ted Schwartz::

All right. I see that they’re continuing to produce—I saw pictures of a lot of cars in the Zhejiang lot and also in Hainan. And I saw that Li Shufu came out with an article in which he said that he saw the Kandi joint venture as being—making future deliveries to car sharing and car hailing entities. Has there been any this year, any deliveries to any of the car share, or car hailing companies?

Kewa Luo:

Can you repeat your second part that Li Shufu—after Li Shufu what did you say?

Ted Schwartz::

Is that directed…? There was an article that indicated that he expected the Kandi joint venture to produce and deliver cars to the car sharing and car hailing industries.

Kewa Luo:

Okay. So your question is…

Ted Schwartz::

Pardon me?

Kewa Luo:

You said this article mentioned by Li Shufu that Kandi joint venture is producing cars for the car hailing services. And what are you trying to ask?

Ted Schwartz::

Yes, he’s—it said that he said was that they should be producing—they will be producing cars for the car sharing and the car hailing industry. And I saw they’re producing the K12s. And I was just wondering have they made any deliveries this year to the car sharing or car hailing industries like either DV or An Kao that Li Shufu raised US$600 million for in Zhejiang?

Kewa Luo:

Okay, okay, so I understand.

(Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

The ride hailing car service in China actually is still a kind of in a gray market. So among all the players, and caocao zhuanche is probably the only one legit car service company in China that is approved by the government. And most likely that we’re going to work with them andkewaluo

ViaVid has made considerable efforts to provide an accurate transcription, there may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

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we have already started the discussion for the potential partnership. So I believe that caocao zhuanche is going to grow in popularity more comparing to didi chuxing.

Ted Schwartz:

All right. Thank you very much.

Kewa Luo:

Thank you.

Operator:

Our next question is from Steve Miller, Private Investor.

Steve Miller:

Hello.

Kewa Luo:

Hello.

Steve Miller:

Hi, Kewa, I have a series of questions on the recently announced purchase of Jinhua An Kao Power and I apologize for my pronunciation. My first question is, was there a facility with production in a recycling facilities involved with the purchase, or did Kandi only purchase intellectual property? And if there was a building involved, can you provide the actual physical address?

Kewa Luo:

(Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

According to the purchase agreement with An Kao Kandi Vehicle acquired Jinhua An Kao, entire An Kao’s equity interest located in Jinhua Industry Park. Jinhua An Kao has a very unique system of Pure Electric vehicle battery replacement technologies in the production lines, which I believe will help enhance Kandi’s quick battery exchange offering to be at the next level in the market.

Steve Miller:

So that purchase did include actual buildings, production, recycling, etc., and what—can you give me an address or?

Kewa Luo:

(Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

ViaVid has made considerable efforts to provide an accurate transcription, there may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

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Kewa Luo:

And Jinhua An Kao didn’t own a facility. So after we acquired them, their production lines were moved to our Zhejiang facility, our own Zhejiang facility.

Steve Miller:

All right. And then next question is, how many employees does Jinhua An Kao have? And of that number, how many are in manufacturing and how many are in R&D?

Kewa Luo:

(Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

And currently there are over 80 employees, about 30% are in R&D, so rest are in manufacturing.

Steve Miller:

Okay. Next question is, does Jinhua An Kao actually produce the battery cells or is the cells themselves sourced from elsewhere?

Kewa Luo:

(Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

An Kao is primarily engaged in the battery cells manufacturing and the battery replacement technology. So those two are their primary business.

Steve Miller:

So they’re actually producing battery cells?

Kewa Luo:

Yes.

Steve Miller:

Okay. And final question related to it. Is the purchase generating revenues and how soon before the Company expects the acquisition to be accretive to earnings?

ViaVid has made considerable efforts to provide an accurate transcription, there may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

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Kewa Luo:

(Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

After completing the closing of the acquisition in January, the financials will be consolidated. I think, probably in the first quarter this year their financials will be consolidated our book.

Steve Miller:

All right. Thanks very much.

Kewa Luo:

Thank you.

Operator:

Our next question is from Harold Gaboury with CIP Realty. Please begin.

Harold Gaboury:

Hello, everyone. Management told shareholders last year that Kandi was next in line for its JV to get its own manufacturing license. What is the current status and expectation of getting a JV manufacturing license soon? Thank you.

Kewa Luo:

(Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

On January 19, I visited the national development and reform commission to learn about the status of the JV Company manufacture license application, because now the government is reviewing and revising the renewable energy policy, so the approval process has been temporarily suspended. But, however, the government promised us that JV Company is given the priority to receive approval upon the processes is resumed. I think that we should be getting the license very soon.

Harold Gaboury:

Thank you.

Kewa Luo:

Thank you.

ViaVid has made considerable efforts to provide an accurate transcription, there may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

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Operator:

Our next question is from Mike Pfeffer with Oppenheimer. Please proceed.

Mike Pfeffer:

Thanks for taking my question. On the last conference call regarding the three largest multi-year contracts totaling $140,000 over $2 billion were still valid but had been delayed due to changing government requirements. Three-part question, I’ll just give you the first one. Is the agreement with Jinhua Kao (phon) to sell 50,000 vehicles still valid and active? And if yes, how many vehicles can Kandi sell to Jinhua Kao in 2017? How many vehicles does Kandi expect to sell to Jinhua Kao in 2018?

Kewa Luo:

Okay. You’re referring to those three agreements last year—signed last year, right?

Mike Pfeffer:

Yes.

Kewa Luo:

Okay.

(Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

Let me answer you to cover all these three agreements. These three agreements are very similar to each other. They actually are just framework agreements. Like you said, there have been some subsidy policy changes. So it certainly has impacted this agreement.

However, we think that since these agreements have a longer-term time period, they are still valid. And we believe that we are going to be able to sign the sales agreement later on once the policy is more clear. And also this depends on the local policy as well. Different places have a different policy to encourage the business. I believe that it’s not going to have a large value of sales. However, there will definitely be certain number of sales after we sign the sales agreements, and by then we will update the market.

Mike Pfeffer:

So, just do you think there will be sales in 2018?

Kewa Luo:

(Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

ViaVid has made considerable efforts to provide an accurate transcription, there may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

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Kewa Luo:

I believe there are some.

Mike Pfeffer:

Okay. Thanks.

Kewa Luo:

Thank you.

Kewa Luo:

Operator, we can take next question.

Operator:

Our next question is from Mark Kahnau with Swiss Liquid Future. Please proceed.

Mark Kahnau:

Yes. Good morning, everyone. First, comment and then couple of questions. Last month, BAIC new energy vehicle company, a company that Kandi joint venture outsourced about 40% in 2015 and was co-founded by Yi Lin and new Kandi Director appointed early 2017, announced the completion of second private equity placement now totaling almost US$2 billion and both gaining Shanghai’s stock exchange listing by reverse merger with IPO valuing the stock initially at IPO of over US$4.5 billion. While BAIC did sell four times as many of these than Kandi in 2017, the difference in market cap 17 times higher than Kandi’s $250 million, is out of synchronization considering both are still small sale numbers. Kewa, can you please translate that and then my two questions will follow?

Kewa Luo:

Okay. Thank you.

(Chinese spoken) Go ahead.

Mark Kahnau:

They’re my first question. Mr. Hu told shareholders that investment delineation of Kandi has been completed. More specific, named investors to include an outside top 10 millionaire valuing the Company at that time around $600 million, or $12 per share, this before any EV were even sold by mid-2017 in spite of no sales in the first half. Since some 40,000 EVs were sold 2017 now after that appraisal was made, would you think the $600 million Kandi valuation has gone up now or is about the same?

Kewa Luo:

Okay. Just to correct you, last year we had about over 11,000 EV sold…

Mark Kahnau:

Yes, 11, yes.

Kewa Luo:

(Chinese spoken)

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Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

Kandi started to resume the production since the second half of 2017 and gradually becoming profitable. Therefore, I remain optimistic about Kandi’s performance in 2018. As all you can see, Kandi’s current value is very much underestimated and we are going to have a series of activities this year to boost our sales. And I believe that our value is going to be increasing accordingly.

Mark Kahnau:

Okay, very good. And my second question is, is joint venture is still on fast track of going public, and if so, will it follow the brilliant BAIC model of exciting the market by bringing in a high profile private equity investor first?

Kewa Luo:

(Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

The JV Company’s plan of going public is always on our agenda. Our goal is to unlock JV’s value to the maximum. But under what kind of strategies we will be utilizing is still in discussion. We will keep you updated once we have a feasible action plan.

Mark Kahnau:

Very good. Thank you very much for answering my question.

Kewa Luo:

Thank you.

Operator:

Our next question is from Frank Blatterman, Private Investor. Please proceed.

Frank Blatterman:

Yes, good morning. Can you hear me, okay?

Frank Blatterman:

Okay. Based on this morning’s press release, first a clarification. Was the K23 replaced by the EX3? Are there going to be two separate models produced?

Kewa Luo:

It’s K23—I’m sorry, it’s K23 replaced—can you say one more time?

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Frank Blatterman:

Yes. Is the K23 being replaced by the EX3, or are there going to be two separate models produced?

Kewa Luo:

Okay, okay.

(Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

Okay. The model K23 and EX3 are two different type of cars. The EX3 is the SUV and K23 is a four-door passenger car. So they are different.

Frank Blatterman:

Okay.

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

The K23 is going to be the ride hailing service market.

Frank Blatterman:

Okay, excellent. A couple of other quick questions here. I’ll keep them fairly short. What car models…

Kewa Luo:

Okay, go ahead.

Frank Blatterman:

What car models are presently in production and would that have been approved, but not already in production at this time?

Kewa Luo:

(Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

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Kewa Luo:

Okay. Right now for the first half of 2018, there are K12 and K17 in production. And in the second half will be K22, K17, EX3 and K23. And both K12 and K17 are already bing included the directory—approval directory. EX3 and 23 are in the application for the directory approval.

Frank Blatterman:

Excellent. Okay. What is the anticipated initial run rate of the factory in Hainan and how many employees will be used for production?

Kewa Luo:

(Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

For Hainan facility, we have 100,000 capacity. But, of course, at the start, we are going to start at 5,000 depending on the demand.

Frank Blatterman:

Okay. How many employees will the factory utilize in the very beginning?

Kewa Luo:

(Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

The number of employees is solely based on the production and how busy the production is. For now, we only have about 100, and we’re expecting to have 500 for this year. And for next year, once the growth is picked up—the sales pick up, there will be increasing number of employees.

Frank Blatterman:

Okay, excellent. Is the joint venture still expected to purchase this factory from Kandi, when is the sale expected and has the cost of the JV for this purchase (inaudible)?

Kewa Luo:

(Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

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Kewa Luo:

According to the original agreement, this facility will be injected into a JV Company. However, the detailed procedure will be started planning after the facility formally starts its production. So all the related terms will be discussed afterwards.

Frank Blatterman:

Okay, that makes sense. How soon after the opening does Kandi expect to receive $14 million third installment from the Hangzhou (phon) government for the factory construction and the development of the K23?

Kewa Luo:

(Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

According to the agreement we have signed, the grant will be in the application process within seven days after the product launch. So which is going to be a week after March 28, so we can start the application for the grant. I think probably going to be sometime end of next month, we should be getting the payment.

Frank Blatterman:

Excellent. Thank you very much for the information. And please thank Mr. Hu for taking my questions and giving good answers.

Kewa Luo:

Thank you very much.

(Chinese spoken)

Operator:

Ladies and gentlemen, we have reached the end of our question-and-answer session. I would like to turn the call back to Management for closing remarks.

Kewa Luo:

(Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

Thank you, ladies and gentlemen, for attending today’s meeting. Allow me to represent the Board of Directors and the Management Team of Kandi Technologies Group to reaffirm our commitment, but we’ll continue to work diligently to maximize shareholder value by focusing and growing our EV business strategically, while delivering strong operational results. Thank you very much for your understanding and support. We look forward to talking with you again in the next meeting. If you have any additional questions, please don’t hesitate to contact our investor relations person. Goodbye.

Operator:

Thank you. This concludes today’s conference. You may disconnect your lines at this time. Thank you for your participation.

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